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                                                                    Exhibit 99.3


                     Merrill Lynch Mortgage Trust 2004-MKB1,
         Commercial Mortgage Pass-Through Certificates, Series 2004-MKB1

Seller: ML 70%, BOA 18%, Key Bank 12%

Co Leads: ML/BAS (JT Books)

Co Mgrs: DB, McDonald, MSDW

Agencies: MDY/FTC

Pool Stats:   72 Loans, 129 Properties; WADSCR 1.79x, WALTV 68.3%
              Top 10 53.3%, 20.9% Inv Grade Shadow Ratings
              48% Retail,14% Office,13% MHC,12% MF,6% HOSP,3% IND, 3% SS,
              1% Mixed Use

Structure:
CL       Size($MM)    MDY/FTC       C/E          A/L      Prin Window
A1       52.2         Aaa/AAA       15.250       2.99     06/04-09/08
A2       379.8        Aaa/AAA       15.250       5.00     09/08-03/11
A3       65.0         Aaa/AAA       15.250       7.51     03/11-06/13
A4       169.7        Aaa/AAA       15.250       9.71     06/13-03/14
B        26.9         Aa2/AA        12.500       9.93     04/14-04/14
C        11.0         Aa3/AA-       11.375       9.93     04/14-04/14
D        25.7         A2/A          8.750        9.93     04/14-04/14
E        11.0         A3/A-         7.625        9.93     04/14-04/14
XP       952.2*       Aaa/AAA       N/A          N/A      N/A

*Notional Balance

This message is for information purposes only, and we are not soliciting any action based upon it. The information herein is believed to be reliable but it should not be relied upon as such and is subject to change without notice. Each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Keybank Capital Markets, a Division of McDonald Investments Inc., Morgan Stanley and Co. Incorporated and Deutsche Bank Securities Inc., and their affiliates may acquire, hold or sell positions in these securities or in related derivatives and may have an investment banking or banking relationship with the issuer. Information herein will be superseded by information in the final prospectus. You may obtain a copy of the Prospectus and Prospectus Supplement from John Mulligan/Rich Sigg (212.449.3860)or David Gertner/Manish Parwani(704.388.3621 and 704.387.5113). Such securities may not be suitable for all investors.